Form of executive/employee RSU Award Agreement AMERESCO, INC. Restricted Stock Unit Agreement 2020 Stock Incentive Plan Ameresco, Inc. (the “Company”) hereby grants the following restricted stock units pursuant to its 2020 Stock Incentive Plan. The terms and conditions attached hereto are also a part hereof. Notice of Grant Name of recipient (the “Participant”): Grant Date: Number of restricted stock units (“RSUs”) granted: Vesting Start Date: Vesting Schedule: Vesting Date: Number of RSUs that Vest: All vesting is dependent on the Participant remaining an Eligible Participant, as provided herein. This grant of RSUs satisfies in full all commitments that the Company has to the Participant with respect to the issuance of stock, stock options or other equity securities. Ameresco, Inc. Signature of Participant Street Address By: Name of Officer Title: City/State/Zip Code Exhibit 10.11

Form of executive/employee RSU Award Agreement Ameresco, Inc. Restricted Stock Unit Agreement Incorporated Terms and Conditions For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows: 1. Award of Restricted Stock Units. In consideration of services rendered and to be rendered to the Company by the Participant, the Company has granted to the Participant, subject to the terms and conditions set forth in this Restricted Stock Unit Agreement (this “Agreement”) and in the Company’s 2020 Stock Incentive Plan (the “Plan”), an award with respect to the number of restricted stock units (the “RSUs”) set forth in the Notice of Grant that forms part of this Agreement (the “Notice of Grant”). Each RSU represents the right to receive one share of Class A common stock, $0.001 par value per share, of the Company (the “Class A Common Stock”) upon vesting of the RSU, subject to the terms and conditions set forth herein. 2. Vesting. The RSUs shall vest in accordance with the Vesting Schedule set forth in the Notice of Grant (the “Vesting Schedule”). Any fractional shares resulting from the application of any percentages used in the Vesting Schedule shall be rounded down to the nearest whole number of RSUs. Upon the vesting of the RSUs, the Company will deliver to the Participant, for each RSU that becomes vested, one share of Class A Common Stock, subject to the payment of any taxes pursuant to Section 7. The Class A Common Stock will be delivered to the Participant as soon as practicable following each vesting date, but in any event within 30 days of such date. 3. Forfeiture of Unvested RSUs Upon Cessation of Service. In the event that the Participant ceases to be an employee, director or officer of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive awards under the Plan (an “Eligible Participant”) for any reason or no reason, with or without cause, all of the RSUs that are unvested as of the time of such cessation shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Participant, effective as of such cessation. The Participant shall have no further rights with respect to the unvested RSUs or any Class A Common Stock that may have been issuable with respect thereto. If the Participant provides services to a subsidiary of the Company, any references in this Agreement to provision of services to the Company shall instead be deemed to refer to service with such subsidiary. 4. Restrictions on Transfer. The Participant shall not sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any RSUs, or any interest therein. The Company shall not be required to treat as the owner of any RSUs or issue

Form of executive/employee RSU Award Agreement any Class A Common Stock to any transferee to whom such RSUs have been transferred in violation of any of the provisions of this Agreement. 5. Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to any shares of Class A Common Stock that may be issuable with respect to the RSUs until the issuance of the shares of Class A Common Stock to the Participant following the vesting of the RSUs. 6. Provisions of the Plan. This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement. 7. Tax Matters. (a) Acknowledgments; No Section 83(b) Election. The Participant acknowledges that he or she is responsible for obtaining the advice of the Participant’s own tax advisors with respect to the award of RSUs and the Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the RSUs. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s tax liability that may arise in connection with the acquisition, vesting and/or disposition of the RSUs. The Participant acknowledges that no election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), is available with respect to RSUs. (b) Withholding. The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes of any kind required by law to be withheld with respect to the vesting of the RSUs. To the extent the Participant has not previously executed and delivered to the Company effective durable sell-to-cover instructions that by their terms would cover any taxes required by law to be withheld with respect to the vesting of the RSUs, at such time as the Participant is not aware of any material nonpublic information about the Company or the Class A Common Stock and is not prohibited from doing so by the Company’s insider trading policy or otherwise, the Participant shall execute the instructions set forth in Schedule A attached hereto (the “Durable Automatic Sell-to-Cover Instruction”) as the means of satisfying such tax obligation. If the Participant is required to but does not execute the Durable Automatic Sell-to- Cover Instruction prior to an applicable vesting date, then the Participant agrees that if under applicable law the Participant will owe taxes at such vesting date on the portion of the award then vested the Company shall be entitled to immediate payment from the Participant of the amount of any tax required to be withheld by the Company. The Company shall not deliver any shares of Class A Common Stock to the Participant until it is satisfied that all required withholdings have been made. 8. Miscellaneous.

Form of executive/employee RSU Award Agreement (a) No Right to Continued Service. The Participant acknowledges and agrees that, notwithstanding the fact that the vesting of the RSUs is contingent upon his or her continued service to the Company, this Agreement does not constitute an express or implied promise of continued service relationship with the Participant or confer upon the Participant any rights with respect to a continued service relationship with the Company or any affiliate of the Company. (b) Section 409A. The RSUs awarded pursuant to this Agreement are intended to be exempt from or comply with the requirements of Section 409A of the Code and the Treasury Regulations issued thereunder (“Section 409A”). The delivery of shares of Class A Common Stock on the vesting of the RSUs may not be accelerated or deferred unless permitted or required by Section 409A. Notwithstanding the foregoing, the Company shall have no liability to the Participant or to any other person if the RSUs awarded pursuant to this Agreement are not exempt from, or compliant with, Section 409A. (c) Participant’s Acknowledgments. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and conditions of this Agreement; (iv) is agreeing, in accepting this award, to be bound by any clawback policy that the Company has in place or may adopt in the future; and (v) is fully aware of the legal and binding effect of this Agreement. (d) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws provisions.

Form of executive/employee RSU Award Agreement Schedule A DURABLE AUTOMATIC SELL-TO-COVER INSTRUCTION This Durable Automatic Sell-to-Cover Instruction (this “Instruction”), which is being delivered to Ameresco, Inc. (the “Company”) by the undersigned on the date set forth below (the “Adoption Date”), relates to the Covered RSUs (as defined following my signature below). This Instruction provides for “eligible sell-to-cover transactions” (as described in Rule 10b5- 1(c)(1)(ii)(D)(3) under the Securities Exchange Act of 1934 (the “Exchange Act”)) and is intended to satisfy the affirmative defense conditions of Rule 10b5-1(c)(1) under the Exchange Act. I acknowledge that upon vesting and settlement of any Covered RSUs in accordance with the applicable RSU’s terms, whether vesting is based on the passage of time or the achievement of performance goals, I will have compensation income equal to the fair market value of the shares of the Company’s Class A Common Stock subject to the RSUs that are settled on such settlement date and that the Company is required to withhold income and employment taxes in respect of that compensation income. I desire to establish a plan and process to satisfy such withholding obligation in respect of all Covered RSUs through an automatic sale of a portion of the shares of the Company’s Class A Common Stock that would otherwise be issuable to me on each applicable settlement date, such portion to be in an amount sufficient to satisfy such withholding obligation, with the proceeds of such sale delivered to the Company in satisfaction of such withholding obligation. I understand that the Company has arranged for the administration and execution of its equity incentive plans and the sale of securities by plan participants thereunder pursuant to a platform administered by a third party (the “Administrator”) and the Administrator’s designated brokerage partner. Upon the settlement of any of my Covered RSUs pursuant to the Agreement after the [30th day following the Adoption Date]1 [120th day following the Adoption Date]2, I hereby appoint the Administrator (or any successor administrator) to automatically sell such number of shares of the Company’s Class A Common Stock issuable with respect to such RSUs that vested and settled as is sufficient to generate net proceeds sufficient to satisfy the Company’s minimum statutory withholding obligations with respect to the income recognized by me in connection with the vesting and settlement of such RSUs (based on minimum statutory withholding rates for all tax purposes, including payroll and social security taxes, that are applicable to such income), 1 For a Participant who is not a Section 16 officer of the Company, insert “30th day following the Adoption Date”. 2 For a Participant who is a Section 16 officer of the Company, insert “120th day following the Adoption Date”, or “later of: (i) the 90th day following the Adoption Date or (ii) two business days following the disclosure of the Company’s financial results in Form 10-Q or Form 10-K for the completed fiscal quarter in which this Instruction was adopted (or, with respect to this clause (ii), if sooner, the 120th day after adoption of this Instruction)”.

Form of executive/employee RSU Award Agreement and the Company shall receive such net proceeds in satisfaction of such tax withholding obligation. I hereby appoint the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer and the General Counsel, and any of them acting alone and with full power of substitution, to serve as my attorneys in fact to arrange for the sale of shares of the Company’s Class A Common Stock in accordance with this Instruction. I agree to execute and deliver such documents, instruments and certificates as may reasonably be required in connection with the sale of the shares of Class A Common Stock pursuant to this Instruction. Unless the last box in the definition of Covered RSUs below is checked, if I have previously adopted an automatic sale or sell-to-cover instruction relating to Covered RSUs, this Instruction shall be void ab initio with respect to such Covered RSUs. I hereby certify that, as of the Adoption Date: (i) I am not prohibited from entering into this Instruction by the Company’s insider trading policy or otherwise; (ii) I am not aware of any material nonpublic information about the Company or its Class A Common Stock; and (iii) I am adopting this Instruction in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 under the Exchange Act. ________________________________ Print Name: _____________________ Date: __________________________ Covered RSUs: The following restricted stock units (“RSUs”) are covered by this Instruction: The first award of RSUs granted to me on or after the date hereof and any RSUs that may, from time to time following such date, be granted to me by the Company, other than any future granted RSUs which by the terms of the applicable award agreement require the Company to withhold shares for tax withholding obligations in connection with the vesting and settlement of such RSUs, and therefore do not permit sell-to-cover transactions.